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                                  EXHIBIT 23.1
                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

Board of Directors
ProCyte Corporation
Redmond, Washington

We consent to the incorporation by reference in Registration Statement No. 33-48809 of ProCyte Corporation on Form S-8 of our report dated March 25, 1998, included in this Annual Report on Form 10-K of ProCyte Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP


Seattle, Washington
March 25, 1998